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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Hub International Limited of our reports dated March 12, 2002 and February 26, 2001 relating to the financial statements of Kaye Group Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP
    New York, New York
    March 20, 2002